Exhibit 99.2

Investors May Contact:

Keith R. Style

V.P.-Finance and Investor Relations

(212) 885-2530

investor@asburyauto.com

Reporters May Contact:

Stephanie Lowenthal

RF|Binder Partners

(212) 994-7619

Stephanie.Lowenthal@RFBinder.com

Asbury Automotive Group Declares Quarterly Dividend

New York, NY, October 26, 2007 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., announced today that its board of directors has declared a quarterly cash dividend of $0.225 per share of the Company’s outstanding common stock payable on November 19, 2007 to stockholders of record as of the close of business on November 5, 2007.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (the “Company”), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 93 retail auto stores, encompassing 124 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.